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Exhibit 23.1

Consent of Independent Auditors

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-26359) pertaining to the Sonic Corp. Savings and Profit Sharing Plan of our report dated December 18, 1999, with respect to the financial statements and schedules of Sonic Corp. Savings and Profit Sharing Plan included in the Plan's Annual Report (Form 11-K), for the year ended August 31, 1999, filed with the Securities and Exchange Commission.

                      ERNST & YOUNG LLP

Oklahoma City, Oklahoma
February 21, 2000

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Consent of Independent Auditors